================================================================================



                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549
                              --------------------


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 28, 2002

                              --------------------

                           THE COOPER COMPANIES, INC.

             (Exact name of registrant as specified in its charter)
                              --------------------

         Delaware                         1-8597                94-2657368
(State or other jurisdiction      (Commission File Number)     (IRS Employer
     of incorporation)                                       Identification No.)




       6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588
                    (Address of principal executive offices)

                                 (925) 460-3600
              (Registrant's telephone number, including area code)



================================================================================

ITEM 7.  Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

     (1) Audited Financial Statements for the Eye Care Division of Biocompatibles International, plc., the registration of which was reported as an Item 2 on Form 8-K filed with the SEC on March 13, 2002:
         o Profit and loss account for the year ended 31 December 2001
         o Balance sheet at 31 December 2001
         o Consolidated cash flow for the year ended 31 December 2001

     (2) Consent of Independent Accountants.

(b)  Pro forma financial information.

     (1) Unaudited pro forma consolidated condensed statement of income for The Cooper Companies, Inc. for the year ended October 31, 2001.

     (2) Unaudited pro forma consolidated condensed statement of income for The Cooper Companies, Inc. for the three months ended January 31, 2002.

     (3) Unaudited pro forma consolidated condensed balance sheet for The Cooper Companies, Inc. at January 31, 2002.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             THE COOPER COMPANIES, INC.



                                             By   /s/ Stephen C. Whiteford
                                                  ------------------------
                                                  Stephen C. Whiteford
                                                  Vice President and
                                                  Corporate Controller
                                                  (Principal Accounting Officer)

Dated:  April 29, 2002

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-50016, 33-11298, 333-22417, 333-25051,
333-27639, 333-40431, 333-80795, 333-48152 and 333-34206) and in the
Registration Statements on Form S-8 (Nos. 333-10997, 33-27938, 33-36325, 33-36326, 333-58839 and 333-67954) of The Cooper Companies, Inc. of our report dated April 23, 2002 relating to the financial statements of the Eyecare Division of Biocompatibles International plc, which appears in the Current Report on Form 8-K of The Cooper Companies, Inc. dated 13 March 2002.


PricewaterhouseCoopers

West London, England
23 April 2002

Eye Care Division of Biocompatibles International plc

Combined financial statements

for the year ended 31 December 2001

Eye Care Division of Biocompatibles International plc

Combined financial statements
for the year ended 31 December 2001



                                                                          Pages
Statement of Directors' Responsibilities                                    1

Independent auditors' report                                                2

Profit and loss account                                                     3

Balance sheet                                                               4

Consolidated cash flow statement                                            5

Notes to the combined financial statements                                6 - 24


Eye Care Division of Biocompatibles International plc


Statement of directors' responsibilities of the Division

The directors confirm that suitable accounting policies have been used and applied consistently and reasonable and prudent judgements and estimates have been made in the preparation of the Combined financial statements for the year ended 31 December 2001. The directors also confirm that applicable accounting standards have been followed.

The directors are responsible for keeping proper accounting records, for taking reasonable steps to safeguard the assets of the Division, and to prevent and detect fraud and other irregularities. As the Division is not a separate legal entity these accounts are not statutory accounts as defined in the UK Companies Act Legislation. Details of the preparation of these accounts are shown in note 1 of the Combined financial statements.

For the avoidance of doubt references to the Directors of the Division include the Directors of the principal subsidiaries and senior managers generally identified as Officers of the Division. The Directors and Officers of the Division through out the period were as follows:

         Name                               Role
         ----                               ----
         Crispin Simon                      Group Chief Executive
         Swag Mukerji                       Group Finance Director
         Stuart Maconochie                  Eye Care Executive Chairperson
         Graham Mullis                      Eye Care Managing Director
         Nick Williams                      Eye Care Finance Director



By order of the Board


Swag Mukerji
Finance Director
Biocompatibles International plc
23 April 2002

Eye Care Division of Biocompatibles International plc

Independent auditors' report to The Cooper Companies, Inc


 In our opinion, the accompanying combined balance sheet and the combined profit and loss account, cash flow statement, statement of total recognized gains and losses, reconciliation of shareholder's funds and the accompanying notes present fairly, in all material respects, the financial position of the Eye Care Division of Biocompatibles International plc (the "Division") at 31 December 2001, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United Kingdom.

 Respective responsibilities of directors and auditors

 These financial statements are the responsibility of the Division's management; our responsibility is to express an opinion on these financial statements based on our audits.

 Basis of audit opinion

 We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers
Chartered Accountants, West London
23 April 2002

Eye Care Division of Biocompatibles International plc

Profit and loss account for the year ended 31 December 2001


                                                              2001
                                               Notes       'L' '000
 Turnover                                       2            49,857

 Cost of sales                                              (27,080)
 --------------------------------------------------------------------

 Gross profit                                                22,777

 Operating expenses                             3           (23,073)
 --------------------------------------------------------------------

 Operating loss                                                (296)

 Interest receivable and other income                           440
 Interest payable and similar charges           6            (1,447)
 --------------------------------------------------------------------

 Loss before taxation                           4            (1,303)

 Taxation                                       7              (358)
 --------------------------------------------------------------------

 Retained loss for the year                                  (1,661)
 --------------------------------------------------------------------

Statement of total recognised gains and losses

                                                                         2001
                                                                       'L' '000

 Loss for the financial year                                             (1,661)
 Currency translation differences on foreign currency
 net Investments                                                           (531)
 -------------------------------------------------------------------------------

 Total recognised losses relating to the year                            (2,192)
 -------------------------------------------------------------------------------

All of the Division's activities arise from continuing operations.

There is no difference between the loss on ordinary activities before taxation and the retained loss for the period stated above and their historical cost equivalents.

Movements in reserves are set out in note 16.

The accompanying notes form an integral part of these Combined Financial Statements

Eye Care Division of Biocompatibles International plc

Balance sheet at 31 December 2001


                                                                      2001
                                                       Note         'L' '000

Fixed assets

 Tangible assets                                         8            13,923
 -----------------------------------------------------------------------------


 Current assets

 Stock                                                   9             9,951
 Debtors                                                10            13,065
 Cash at bank and in hand                                              5,862
 -----------------------------------------------------------------------------
                                                                      28,878
 Creditors - amounts falling due within one year        11           (38,671)

 -----------------------------------------------------------------------------
 Net current liabilities                                              (9,793)

 Total assets less current liabilities                                 4,130

 Creditors - amounts falling due after more than one    12            (7,766)
 year

 Provisions for liabilities and charges                 13              (210)
 -------------------------------------------------------------------------------
 Net liabilities                                                      (3,846)
 -------------------------------------------------------------------------------

 Capital and reserves

 Called up share capital                                15               776
 Additional paid-in capital                             16            50,741
 Profit and Loss account                                16           (55,363)
 -------------------------------------------------------------------------------
 Shareholders' funds                                    17            (3,846)
 -------------------------------------------------------------------------------
 Equity interests                                       17           (11,037)
 Non-equity interests                                   17             7,191
 -------------------------------------------------------------------------------

The accompanying notes form an integral part of these Combined Financial Statements

The Combined Financial Statements on pages 3 to 24 were approved by the Board of Directors of Biocompatibles International plc on 23 April 2002 and were signed on its behalf by:





Swag Mukerji
Finance Director
Biocompatibles International plc

Eye Care Division of Biocompatibles International plc

Consolidated cash flow statement
for the year ended 31 December 2001

                                                                          2001
                                                               Note     'L' '000

 Net cash inflow from operating activities                      18        8,335

 Returns on investments and servicing of finance
 Interest received                                                           76
 Interest paid                                                             (535)
 Finance lease interest paid                                                (46)
 -------------------------------------------------------------------------------
 Net cash out-flow from returns on investments and
 servicing of finance                                                      (505)

 Taxation
 Tax paid                                                                  (222)

 Capital expenditure and financial investment
 Purchase of tangible fixed assets                                       (1,602)
 Sale of tangible fixed assets                                               59
 -------------------------------------------------------------------------------
 Net cash out-flow from capital expenditure                              (1,543)
 -------------------------------------------------------------------------------
 Net cash in-flow before financing                                        6,065
 -------------------------------------------------------------------------------
 Financing
 Repayment of principals on loans                                          (849)
 Capital element of finance leases repayments                              (235)
 New loans                                                                8,301
 Repayment of loans to the Biocompatibles group                         (11,056)
 -------------------------------------------------------------------------------
 Net cash out-flow from financing                                        (3,839)
 -------------------------------------------------------------------------------
 Increase in cash in the period                                 20        2,226
 -------------------------------------------------------------------------------

 The accompanying notes form an integral part of these Combined Financial Statements

     Eye Care Division of Biocompatibles International plc



     Notes to the Combined Financial Statements for the year ended 31 December 2001

 1   Principal accounting policies

     The financial statements have been prepared under the historical cost convention and in accordance with applicable Accounting Standards in the United Kingdom. Accounting principles generally accepted in the United Kingdom differ in certain significant respects from accounting principles generally accepted in the United States. A narrative discussion of the significant differences between UK GAAP and US GAAP applicable to the Division is included in Note 27 to the Combined financial statements.

     The Combined financial statements have been reported in British Pounds Sterling.

     A summary of the more important accounting policies, which have been applied consistently is set out below.

     Basis of Accounting and Consolidation

     The combined financial statements have been prepared using Biocompatibles International plc's Group accounting policies for the presentation of the assets and liabilities and results of operations related to the Division's business which are all under the common control of Biocompatibles International plc.

     The Division's profit and loss account and balance sheet include the financial statements of the following companies (country of incorporation is shown in brackets) made up to 31 December 2001:

     Hydron Limited (UK)
     Hydron Investments Limited (UK)
     Hydron Pty Limited (Australia)
     Hydron SA (France)
     Hydron Limited (Hong Kong)
     Hydron Srl (Italy)
     Hydron Optical B.V. (Netherlands)
     Hydron S.A (Pty) Limited (South Africa)
     Vision Hydron S.A. (Spain)
     Vision Hydron Produtos Opticos, LDA (Portugal)
     Biocompatibles Eye Care, Inc (US)
     Biocompatibles Canada, Inc (Canada)

     The Combined financial statements include allocations of certain Biocompatibles International plc corporate and other expenses. These include insurance services and audit fees (allocated on an invoice basis), IT costs recharged to the parent company (allocated on a headcount basis), directors salaries (paid by the parent on the Divisions behalf) and employee benefits (allocated on a headcount basis) recharged by the parent. Management believes the methods used to allocate these costs are reasonable. The financial information contained herein may not necessarily reflect the combined financial position, results of operations, and cash flows of the Division in the future or what they would have been if the company had been a separate entity during the year ended 31 December 2001.

     Goods supplied by Biocompatibles Eyecare Inc to the UK market have, during the year, been sold to Hydron Limited via another UK company, Biocompatibles Limited, which has remained part of the Biocompatibles group. Accordingly the exchange loss recognised in Biocompatibles Limited on the purchase of contact lenses from Biocompatibles Eyecare Inc, which were then sold to Hydron Limited, has been included in the results of the Division.

     Eye Care Division of Biocompatibles International plc

     Notes to the Combined Financial Statements for the year ended 31 December 2001 (continued)

     The Division has been operating as a business unit of Biocompatibles International plc and, as such, has been dependent on Biocompatibles International plc for cash management, credit and financial resources on an as needed basis to fund operations. This is not representative of a stand alone basis.

     In the opinion of management the Divisions existing cash balances combined with cash generated from operations will be sufficient to meet the Divisions short-term annual financing requirements. The Cooper Companies Inc has confirmed that it will continue to provide support for at least 12 months from the date of this report.

     The combined financial statements of the Division, include the accounts of the Division after elimination of all material inter-division accounts and transactions within the combined Division.

     Turnover

     Turnover, which excludes value added tax and is reflected net of allowance for returns, represents the invoiced value of goods supplied and excludes sales between companies in the Division.

     Research and Development Expenditure

     Research and development expenditure is charged to the profit and loss account as it is incurred.

     Pension Costs

     Most of the Division's employees are members of a defined benefit scheme. Pension costs are accounted for on the basis of charging the expected cost of providing pensions over the period during which the Company benefits from the employees' services. The effects of variation from the regular cost are spread over the expected average remaining service lives of the members of the scheme.

     The Division also makes some contributions to defined contribution schemes on behalf of its employee's. These are charged to the profit and loss account as incurred.

     Foreign Currencies

     Transactions in foreign currencies are recorded at the rate of exchange ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are re-translated at the rate of exchange ruling at the balance sheet date. All differences are taken to the profit and loss account.

     Assets and liabilities are translated at the rate of exchange ruling at the balance sheet date. Trading results are converted at the average rate of exchange for the year. The exchange differences, arising when the opening net assets/liabilities and the retained profits/losses for the year of overseas entities are translated to Sterling, are taken directly to reserves.

     Finance and Operating Leases

     Costs in respect of operating leases are charged on a straight line basis over the lease term. Leasing agreements which transfer to the Division substantially all the benefits and risks of ownership of an asset are treated as if the asset had been purchased outright. The assets are included in fixed assets and the capital element of the leasing commitments are shown as obligations under finance leases. The lease rentals are treated as consisting of capital and interest elements. The capital element is applied to reduce the outstanding obligations and the interest element is charged against profit so as to give a constant periodic rate of charge on the remaining balance outstanding at each accounting period. Assets held under finance leases are depreciated over the shorter of the lease terms and the useful lives of equivalent owned assets.

     Eye Care Division of Biocompatibles International plc

     Notes to the Combined Financial Statements for the year ended 31 December 2001 (continued)


     Tangible fixed assets

     The cost of fixed assets is their purchase cost, together with any incidental costs of acquisition.

     Depreciation is calculated to write off the cost of tangible fixed assets, less their estimated residual values, on a straight line basis over their expected useful economic lives.

     The principal asset lives used are:

     Plant and machinery                      8 years
     Fixtures and fittings                    10 years
     Computer equipment                       5 years
     Leasehold improvements                   over the shorter of the period of the lease or the expected useful economic lives of the assets

     Stocks

     Stocks are stated at the lower of cost and net realisable value. Cost is determined on a first in first out basis. For manufactured products, cost includes all direct expenditure and production overheads based on the normal level of activity. Where necessary, provision is made for obsolete, slow moving and substandard stocks.

     Deferred taxation

     Provision is made for deferred taxation, using the liability method, on all material timing differences to the extent that it is probable that a liability will crystallise.

     Share-based compensation plans

     Certain employees of the Division take part in certain share-based compensation plans operated by the Ultimate parent company Biocompatibles International Plc. These plans include the Executive Share Option Scheme 1992 and 1995 and the Sharesave Save As You Earn schemes. Generally, options over shares issued under these schemes are issued to employees with exercise prices equal to the market value of the underlying shares at the time of grant, are fixed plans and result in no compensation charge to either the Ultimate parent company or the Division.

     Impact of new accounting standards

     In 2000 the U.K. Accounting Standards Board ("ASB") issued Financial Reporting Standard ("FRS") 17 "Retirement Benefits", FRS 18 "Accounting Policies" and FRS 19 "Deferred Tax".

     FRS 17 introduces radical changes to the way companies account for defined benefit pension schemes. The FRS approaches pension cost accounting from a balance sheet perspective, requiring pension scheme assets to be measured at market value, pension scheme liabilities to be measured using an actuarial valuation method and discounted using a corporate bond rate and the resulting pension scheme surplus or deficit to be recognised immediately on the company balance sheet. Actuarial gains and losses are to be recognised immediately in the statement of recognised gains and losses. The cost of benefit improvements are to be charged to the profit and loss account as soon as they vest. The Division is not required to adopt the FRS fully until the year ending 31 December 2003 although additional disclosure has been provided in note 14, as required.

     FRS 19 introduces a form of full provision method of accounting for deferred tax. It requires tax to be provided on timing differences that have originated but not reversed by the balance sheet date, but only where the company has an obligation to pay more tax in the future as a result of the reversal of those timing differences. The Division is currently determining the impact of the standard, which it is required to adopt for the year ending 31 December 2002.

     Eye Care Division of Biocompatibles International plc

     Notes to the Combined Financial Statements for the year ended 31 December 2001 (continued)


2    Turnover - segmental information

     The geographical analysis of turnover:

                                                                           2001
     Geographical area (turnover by destination)                        'L' '000

     United Kingdom and Europe                                            29,868
     USA                                                                  12,315
     Rest of the World                                                     7,674
 -------------------------------------------------------------------------------
                                                                          49,857
 -------------------------------------------------------------------------------


3    Operating Expenses

                                                                           2001
                                                                        'L' '000

     Selling, marketing and distribution costs                            15,925
     Research and development                                              1,487
     General and Administrative                                            5,661
     ---------------------------------------------------------------------------
                                                                          23,073
     ---------------------------------------------------------------------------

4    Loss before taxation

     ---------------------------------------------------------------------------

                                                                           2001
                                                                        'L' '000
     Loss before taxation is stated after charging:
     Depreciation of fixed assets                                          2,493
     Auditors remuneration:
     - Audit fees                                                            117
     - Non audit services                                                     65
     Research and development                                              1,487
     Operating leases:
     Land and buildings                                                    1,028
     Other                                                                   249
     ---------------------------------------------------------------------------

     Eye Care Division of Biocompatibles International plc

     Notes to the Combined Financial Statements for the year ended 31 December 2001 (continued)


5    Employee Information

     The average weekly number of persons (including executive directors) employed by the Division during the year, all of whom were engaged in the principal activity of the Division, was:

                                                                         2001
                                                                        Number

     Selling, marketing and distribution                                   230
     Research and development                                               18
     General and administrative                                             93
     Manufacturing and production                                          587
     ---------------------------------------------------------------------------
                                                                           928
     ---------------------------------------------------------------------------

                                                                           2001
     Staff Costs:                                                      'L'  '000

     Wages and Salaries                                                   18,574
     Social Security costs                                                 2,145
     Other pension costs                                                     605
     ---------------------------------------------------------------------------
                                                                          21,324
     ---------------------------------------------------------------------------

6    Interest Payable and similar charges

                                                                           2001
                                                                        'L' '000
     Bank loans                                                              625
     Finance lease interest                                                   46
     Interest paid to other entities in the Biocompatibles
       group (see note 12)                                                   776
--------------------------------------------------------------------------------

                                                                           1,447
--------------------------------------------------------------------------------


7    Tax on Loss on Ordinary Activities

                                                                           2001
                                                                        'L' '000
     United Kingdom corporation tax at 30%                                     -
     Adjustment in respect of prior periods                                   33
     Overseas taxation including deferred taxation                           325
     ---------------------------------------------------------------------------
     Charge for the year                                                     358
     ---------------------------------------------------------------------------

     Eye Care Division of Biocompatibles International plc

     Notes to the Combined Financial Statements for the year ended 31 December 2001 (continued)



8    Tangible Fixed Assets

                                  Land and Leasehold          Plant and     Fixtures and     Work In
                                 Buildings   Improvements     Machinery        Fittings      progress       Total
                                 'L' '000     'L' '000        'L' '000        'L' '000       'L' '000     'L' '000
     Cost or valuation
     At 1 January 2001             3,602         1,871          15,555           3,518           1,843        26,389
     Transfer from WIP               520                           885             227          (1,632)            0
     Additions                       235           337             605             146                         1,323
     Disposals                         -             -            (161)            (69)              -          (230)
     Currency revaluation              -            (7)            (53)            (57)              -          (117)
     ---------------------------------------------------------------------------------------------------------------

     At 31 December 2001           4,357         2,201          16,831           3,765             211        27,365
--------------------------------------------------------------------------------------------------------------------

     Depreciation
     At 1 January 2001               769           887           7,258           2,328               -        11,242
     Charge for the year             263            89           1,706             435               -         2,493
     Disposals                         -             -            (140)            (67)              -          (207)
     Currency revaluation              -            (4)            (37)            (45)              -           (86)
--------------------------------------------------------------------------------------------------------------------

     At 31 December 2001           1,032           972           8,787           2,651               -        13,442
--------------------------------------------------------------------------------------------------------------------

     Net book value at
     31 December 2001              3,325         1,229           8,044           1,114             211        13,923
--------------------------------------------------------------------------------------------------------------------

     The net book value of tangible fixed assets includes amounts in respect of assets held under finance leases totalling (pound)412,000. The depreciation charged on these assets during the year was (pound)187,000.

     Eye Care Division of Biocompatibles International plc

     Notes to the Combined Financial Statements for the year ended 31 December 2001 (continued)


9    Stocks

                                                                           2001
                                                                        'L' '000
     Raw materials and consumables                                         1,563
     Work in progress                                                        934
     Finished goods                                                        7,454
     ---------------------------------------------------------------------------
                                                                           9,951
     ---------------------------------------------------------------------------

10   Debtors

                                                                           2001
                                                                        'L' '000
     Trade debtors                                                        11,342
     Other prepayments, debtors and accrued income                         1,527
     Amounts owed by other entities in the Biocompatibles group              196
     ---------------------------------------------------------------------------
                                                                          13,065
     ---------------------------------------------------------------------------

11   Creditors: amounts falling due within one year



                                                                           2001
                                                                        'L' '000
     Bank loans                                                            2,110
     Bank overdrafts                                                       3,722
     Obligations under finance leases                                        235
     Trade creditors                                                       2,342
     Amounts due to other entities in the Biocompatibles group
       (see note 12)                                                      25,761
     Other taxes and social security                                       1,222
     Other creditors, accruals and deferred income                         3,279
     ---------------------------------------------------------------------------

                                                                          38,671
     ---------------------------------------------------------------------------

     Other taxes and social security includes 'L'190k which relates to overseas corporate taxation.

     Eye Care Division of Biocompatibles International plc

     Notes to the Combined Financial Statements for the year ended 31 December 2001 (continued)

12   Creditors: amounts falling due after more than one year

                                                                           2001
                                                                        'L' '000
     Bank loans                                                            5,104
     Obligations under finance leases                                        139
     Amounts due to other entities in the Biocompatibles group             2,523
     ---------------------------------------------------------------------------

                                                                           7,766
     ---------------------------------------------------------------------------



     Bank Loans and Overdrafts repayable as follows:                       2001
                                                                        'L' '000
     In one year or less                                                   5,832
     Between two and five years                                            5,104
     ---------------------------------------------------------------------------

                                                                          10,936
     ---------------------------------------------------------------------------

     The net finance lease obligations to which the Division is committed are repayable as follows:



                                                                           2001
                                                                        'L' '000
     Less than one year                                                      235
     Two to five years                                                       139
     ---------------------------------------------------------------------------
                                                                             374
     ---------------------------------------------------------------------------

     The interest rate on the UK bank borrowings is based on UK LIBOR+1.5% and is fixed for periods of up to 12 months. The UK bank loans are secured by fixed and floating charges over the assets of Hydron Limited.

     The finance leases carry an average interest rate of 11% over an average period of 4 years. The interest rate on the US $ loan is Prime +1% and the loan is secured over the assets of Eye Care Inc.

     There is no material difference between the value of the financial liabilities and their fair values at the balance sheet date.

     During the period there were several intercompany trading accounts and loan accounts that were interest bearing.

     Biocompatibles Eyecare Canada had a balance as at 31 December 2001 of 'L'2.5m due to Biocompatibles International plc, bearing interest at a rate of 7.98% per annum.

     Biocompatibles Eyecare Inc had a trading balance as at 31 December 2001 of 'L'17.2m due to Biocompatibles International plc, which is non-interest bearing.

     Hydron Limited has several trading balances and loans due to Biocompatibles International plc. This includes a 'L'6.8m loan denominated in Euros, interest bearing at 7.98%.

     All balances with Biocompatibles International Plc will be settled as a result of the disposal transaction (see note 24).

     Eye Care Division of Biocompatibles International plc

     Notes to the Combined Financial Statements for the year ended 31 December 2001 (continued)


13   Provisions for Liabilities and Charges

                                                                           2001
                                                                        'L' '000
     At 1 January 2001                                                       180
     Movement during year                                                     30
     ---------------------------------------------------------------------------

     At 31 December 2001                                                     210
     ---------------------------------------------------------------------------

     Provisions include amounts for continuing obligations under warranty schemes.

     Deferred Taxation

     The potential deferred tax asset, none of which is recognised in the financial statements, is as follows:-


                                                                           2001
                                                                        'L' '000
     Tax effect of timing differences because of:
     Accelerated capital allowances                                         (137)
     Losses                                                                1,331
     Other timing differences                                                119
     ---------------------------------------------------------------------------

                                                                           1,313
     ---------------------------------------------------------------------------

     Eye Care Division of Biocompatibles International plc

     Notes to the Combined Financial Statements for the year ended 31 December 2001 (continued)


14   Pension Obligations

     SSAP 24 disclosures

     The Division operates a pension scheme for UK employees providing benefits based on final pensionable salary. The assets of the scheme are held separately from those of the Division. The majority of the assets are held in an insurance policy invested in a with-profits fund with the Equitable Life Assurance Society. The pension costs are determined by an independent qualified actuary and are charged to the profit and loss account so as to spread the cost of pensions over employees' working lives with the Division.

     The most recent formal valuation of the plan was carried out as at 31 December 1999 and the projected unit method was used. The plan assets were valued by discounting to the valuation date the expected income from those assets. The main assumptions used to determine the pension costs were rates of investment returns of 8.5% p.a. pre retirement and 7.0% post retirement, pensionable earnings increases of 7.0% p.a., pension increases of 3.5% p.a. As at 1 January 2000, the value of the assets of the plan (taking the value of the insurance policies as that available had all members retired on the valuation date) was 'L'3.061m and this represented 119% of the value of the benefits that had accrued to members after allowing for expected future increases in earnings.

     An actuarial review was carried out as at 1 July 2001 on the same basis as above and indicated that the funding level had decreased to 91%. The deficit has been spread over the estimated remaining service lives of the employees.

     The amounts charged for the year in respect of the defined benefit plan was 'L'248,000. The Division also provides occupational pensions on a defined contribution basis for employees in both the UK and certain overseas subsidiaries, for which the pension charge for the year was 'L'357,000.

     Additional disclosures required under the transitional arrangements of FRS
     17

     A full actuarial valuation was carried out as at 31 December 1999 and updated to 31 December 2001 by a qualified independent actuary.



                                                           Value of scheme     Long term rate
                                                             assets at 31        of return
                                                            December 2001      expected at 31
                                                                               December 2001
                                                              'L' '000               %

     With profit funds with Equitable life *                   2,436                 5.7
     Cash                                                        105                 5.7
     -----------------------------------------------------------------------------------------

                                                               2,541
     -----------------------------------------------------------------------------------------

     * Note that this is an estimate of the surrender value of the pension scheme based on the scheme assets discounted by 10%.

     Eye Care Division of Biocompatibles International plc

     Notes to the Combined Financial Statements for the year ended 31 December 2001 (continued)


14   Pension Obligations (continued)

     The following amounts as at 31 December 2001 were measured in accordance with the requirements of FRS 17:

                                                                31 December 2001
                                                                     'L'  '000
     Total market value of assets                                          2,541
     Present value of plan liabilities                                    (3,098)
     ---------------------------------------------------------------------------

     Deficit in the scheme                                                  (557)
     ---------------------------------------------------------------------------

     If the above amounts had been recognised in the financial statements, the Company's net assets and profit and loss reserve at 31 December 2001 would be as follows:



                                                                31 December 2001
                                                                     'L' '000
     Net liabilities excluding pension liability                          (3,846)
     Pension liability                                                      (557)
     ---------------------------------------------------------------------------

     Net liabilities including pension liability                          (4,403)
     ---------------------------------------------------------------------------

     Profit and loss account excluding pension liability                 (55,363)
     Pension deficit                                                        (557)
     ---------------------------------------------------------------------------

     Profit and loss account including pension deficit                   (55,920)
     ---------------------------------------------------------------------------

     Eye Care Division of Biocompatibles International plc

     Notes to the Combined Financial Statements for the year ended 31 December 2001 (continued)


15   Share Capital

     The equity included in the following note relates to that of Hydron Limited, Biocompatibles Eyecare Inc and Biocompatibles Eyecare Canada.

                                                                 Entity                          2001           2001
                                                                                               Number         'L' '000

     Allotted, called up and fully paid
     Ordinary Shares of 1p each                              Hydron Limited                 2,392,347             24
     "C" Ordinary Shares of 1p each                          Hydron Limited                   274,320              3
     Cumulative 7% Preference Shares of 10p each             Hydron Limited                 7,475,000            748
     US Common stock of US$1 each                      Biocompatibles Eyecare Inc                 900              1
     Canada Common stock of C$1 each                  Biocompatibles Eyecare Canada               100              -
     ------------------------------------------------ ---------------------------------------------------------------

     Total                                                                                                       776
     ------------------------------------------------ ---------------------------------------------------------------

     The "C" ordinary shares are entitled to participate in dividends or distributions pari passu with the other Ordinary shares. Subject to the payment of and dividend due on the Preference Shares, "C" Ordinary shares are also entitled to participate pari passu with the other Ordinary shares in a minimum dividend (the "Minimum Dividend") of 10 percent of the net profits (calculated in accordance with the Articles) of the Company in respect of any financial year of the Company commencing on or after 30 May 2000. No dividend however, including the Minimum Dividend, shall be paid unless and until all Preference shares shall have been redeemed in full (plus all accruals or arrears of dividend or interest).

     On a return of capital "C" Ordinary shares rank pari passu with the other Ordinary shares in respect of any balance available for distribution after payment of the amount paid up on the Preference shares (plus any accruals or arrears of dividend). "C" Ordinary shares carry no right to vote at general meetings.

     The Preference shares are redeemable at the amount paid in six annual amounts from 31 December 1999 or earlier in the event of a re-financing, sale or flotation of the Company and at any earlier time at the option of the Company. On acquisition by Biocompatibles International plc at 9 March 2000 the preference shares were purchased cum-dividend and any further rights to dividends were then waived.

     Eye Care Division of Biocompatibles International plc

     Notes to the Combined Financial Statements for the year ended 31 December 2001 (continued)


16   Reserves


                                                           Additional           Profit and Loss      Total
                                                         paid-in share             account
                                                             capital
                                                            'L' '000               'L' '000       'L' '000
     Loss for the year                                            -               (1,661)          (1,661)
     Opening balance                                         50,741              (53,702)          (2,961)
     --------------------------------------------------------------------------------------------------------

     Closing balance                                         50,741              (55,363)          (4,622)
     --------------------------------------------------------------------------------------------------------

     Additional paid-in share capital is made up as follows:

                                                                             'L' '000
     Share premium in Hydron Limted                                             8,023
     Additional paid-in share capital in Biocompatibles Eyecare Inc            42,718
     --------------------------------------------------------------------------------

     Total                                                                     50,741
     --------------------------------------------------------------------------------

17   Reconciliation of Shareholders' Funds

                                                                                                         2001
                                                                                                       'L' '000
     Loss for the year                                                                                    (1,661)

     Other recognised gains and losses relating to the year (net)                                           (531)

     Capital contributions from parent company                                                            21,216
     ------------------------------------------------------------------------------------------------------------

     Net addition to shareholders' funds                                                                  19,024

     Opening shareholders' funds                                                                         (22,870)
     -------------------------------------------------------------------------------------------------------------

     Closing shareholders' funds                                                                          (3,846)
     -------------------------------------------------------------------------------------------------------------

     Shareholders' funds allocated to non-equity:                                                              -
     Non-equity share capital comprised of cumulative 7% preference shares                                 7,191
     -------------------------------------------------------------------------------------------------------------

     Closing non-equity interest                                                                           7,191
     -------------------------------------------------------------------------------------------------------------

     Shareholders' funds allocated to equity:
     Difference between total shareholders' funds and amount allocated to non-equity interests           (11,037)
     -------------------------------------------------------------------------------------------------------------

     Made up as follows:
     Equity shares (including premium)                                                                    44,326
     Profit and Loss Account                                                                             (55,363)
     -------------------------------------------------------------------------------------------------------------

     Closing equity interest                                                                             (11,037)
     -------------------------------------------------------------------------------------------------------------

     Eye Care Division of Biocompatibles International plc

     Notes to the Combined Financial Statements for the year ended 31 December 2001 (continued)



18   Reconciliation of Operating Loss to Operating Cash Flow



                                                                                    2001
                                                                                 'L' '000

     Operating loss                                                                  (296)
     Depreciation on tangible fixed assets                                          2,493
     Loss on disposal of tangible fixed assets                                        (26)
     Increase in stocks                                                            (1,989)
     Increase in trade debtors                                                       (467)
     Decrease in other debtors and prepayments                                        644
     Increase in trade creditors                                                      411
     Increase in other creditors and accruals                                         228
     Increase in amounts due to other entities in the Biocompatibles Group          7,437
     Exchange movement on operating assets                                           (100)
     -------------------------------------------------------------------------------------

     Net cash inflow from operating activities                                      8,335
-------------------------------------------------------------------------------------------


19       Reconciliation of Net Cash Flow to Movement in Net Debt

                                                                                      2001
                                                                                   'L' '000
     Increase in Cash in the Period                                                   2,226

     Cash flow from decrease in debt                                                 (7,218)
     --------------------------------------------------------------------------------------

     Change in net funds resulting from cash flows                                   (4,992)

     Cash flows from decrease in finance leases                                         (26)
     Exchange differences                                                               407
     --------------------------------------------------------------------------------------

     Movement in Net Debt                                                            (4,611)
     --------------------------------------------------------------------------------------

     Net debt at 1 January 2001                                                        (838)
     --------------------------------------------------------------------------------------

     Net debt at 31 December 2001                                                    (5,449)
     --------------------------------------------------------------------------------------

     Eye Care Division of Biocompatibles International plc

     Notes to the Combined Financial Statements for the year ended 31 December 2001 (continued)

20   Analysis of Net Debt

                             At 1 January         Cash Flow     Other Non Cash         Exchange     At 31 December
                                     2001                              Changes         Movement               2001
                                 'L' '000          'L' '000           'L' '000         'L' '000           'L' '000

     Cash at bank and                 948             4,952                  -              (38)             5,862
     in hand
     Overdrafts                      (996)           (2,726)                 -                -             (3,722)
     --------------------------------------------------------------------------------------------------------------

                                      (48)            2,226                  -              (38)             2,140
     --------------------------------------------------------------------------------------------------------------

     Debt due after
     one year                        (207)           (2,013)                 -              111             (2,109)
     Debt due within
     one year                           -            (5,438)                 -              334             (5,104)
     --------------------------------------------------------------------------------------------------------------

                                     (207)           (7,451)                 -              445             (7,213)
     --------------------------------------------------------------------------------------------------------------

     Finance leases                  (583)              233                (26)               -               (376)
     --------------------------------------------------------------------------------------------------------------

     Total                           (838)           (4,992)               (26)             407             (5,449)
    --------------------------------------------------------------------------------------------------------------


21   Capital Commitments

                                                                                         2001
                                                                                     'L' '000
     Capital expenditure contracted but not provided for in the financial                  23
     statements
     -----------------------------------------------------------------------------------------


22   Contingent Liabilities

                                                                                         2001
                                                                                      'L' '000
     Amount of guarantees in respect of trading activities:

HM Customs & Excise                                                                        150
Amounts of guarantees in respect of bank overdrafts                                        189
----------------------------------------------------------------------------------------------

     The HMCE guarantees relate to amounts guaranteed by the bank in respect of VAT and duty incurred on the shipment of goods inward.

     The bank overdraft guarantees are in respect of the overdrafts of the overseas subsidiaries of Hydron Limited guaranteed by its UK bank.

     Eye Care Division of Biocompatibles International plc

     Notes to the Combined Financial Statements for the year ended 31 December 2001 (continued)



23   Financial Commitments

     At 31 December 2001 the Division had annual commitments under non-cancellable operating leases as follows:

                                                            Land and
                                                           buildings            Other
                                                                2001             2001
                                                            'L' '000         'L' '000
     Expiring within one year                                     26               77
     Expiring between two and five years inclusive               455              151
     Expiring after five years                                   552                -
     --------------------------------------------------------------------------------

                                                               1,033              228
     --------------------------------------------------------------------------------

24   Subsequent events

     In January 2002, an agreement was signed (subject to shareholders' approval) to dispose of the Division to The Cooper Companies, Inc. The sale was completed on 28 February 2002.

     All balances with Biocompatibles International Plc will be settled as a result of the disposal transaction (see note 12).

25   Related party transactions

     The Division has taken advantage of the exemption provided by FRS 8 not to make disclosures concerning transactions with other companies in the Biocompatibles Group except as disclosed below.

     Royalties payable by the Division to Biocompatibles International plc which will not be payable following the completion of the sale (see note 24) but are included in the Combined financial statements totalled 'L'387,000 during the year.

     The following transactions were entered into during this period with Coopervision Limited ("Coopervision"), a wholly owned subsidiary of The Cooper Companies Inc, and are included within the financial statements.

     Sales of partly-made contact lenses to Coopervision for 'L'467,000 at a total gross profit of 'L'401,000. Purchases of partly-made contact lenses from Coopervision for 'L'121,000. Royalty payments made to Coopervision Limited of 'L'905,370, in relation to manufacturing processes.

     As at 31 December 2001 the Division owed 'L'117,500 to Coopervision Limited and was owed 'L'120,614 by Coopervision Limited. The amounts are included in trade creditors and trade debtors respectively.

     Eye Care Division of Biocompatibles International plc

     Notes to the Combined Financial Statements for the year ended 31 December 2001 (continued)


26   Ultimate and immediate parent companies

     At 31 December 2001 and until 28 February 2002 the directors regarded Biocompatibles International plc as the immediate and ultimate parent company of all companies within the Division. Copies of the Biocompatibles International plc accounts are available from Biocompatibles International plc, Chapman House, Farnham Business Park, Weydon Lane, Farnham, Surrey GU9 8QL.

     From 1 March 2002 the directors of Hydron Limited regard Aspect Vision Holdings, a subsidiary of Coopervision Limited, as the immediate parent and The Cooper Companies Inc as the ultimate parent. The directors of Biocompatibles Eyecare Inc. and Biocompatibles Canada Inc regard The Cooper Companies Inc as both the immediate and ultimate parent. Copies of The Cooper Companies Inc accounts are available from The Cooper Companies Inc, 21062 Bake Parkway, Suite 200, Lake Forest, CA 92630, USA.

27   Summary of significant differences between UK GAAP and US GAAP

     Overview

     The Combined Financial Statements have been prepared and presented in accordance with accounting principles and standards generally accepted in the United Kingdom ("UK GAAP"). Such standards differ in certain material aspects from the accounting principles generally accepted in the United States of America ("US GAAP").

     Set forth below is a summary of the significant differences between UK GAAP and US GAAP as they relate to the measurement of profit and loss and shareholders' funds of the Division. Given the inherent differences between UK GAAP and US GAAP the financial information presented under UK GAAP is not presented fairly in all material respects under US GAAP. The Company has not quantified these differences, nor undertaken a reconciliation of UK GAAP to US GAAP financial statements. Further, no attempt has been made to identify all future differences between UK GAAP and US GAAP as the result of prescribed changes in accounting standards. Regulatory bodies that promulgate UK GAAP and US GAAP have significant projects ongoing that could affect future comparisons such as this one. Finally, no attempt has been made to identify all future differences between UK GAAP and US GAAP that may affect the financial statements as a result of transactions or events that may occur in the future.

     Deferred taxation

     Under UK GAAP the Company provides for deferred taxation using the liability method on all material timing differences to the extent that it is considered probable that the liabilities will crystallise in the foreseeable future. As discussed in Note 1 this will change with the application of FRS 19 "Deferred Tax" which the Division has not adopted early in these accounts.

     Under US GAAP deferred taxes should be provided for the tax effect of all temporary differences between the tax and book bases of assets and liabilities. All available evidence, both positive and negative, including the probability of future taxable income as well as tax planning strategies should be considered in determining the realisability of deferred tax assets. A valuation allowance with respect to deferred tax assets is recorded to the extent that it is more likely than not that all, or a portion, of the deferred tax assets will not be realised.

     Eye Care Division of Biocompatibles International plc

     Notes to the Combined Financial Statements for the year ended 31 December 2001 (continued)


     Cash flows

     Under UK GAAP cash flow represents increases or decreases in "cash", which is comprised of cash in hand and deposits repayable on demand, less overdrafts. Cash flows are presented in the following categories: (i) operating activities; (ii) returns on investments and servicing of finance;
     (iii) taxation; (iv) capital expenditure; and financial investment; (v) acquisitions and disposals; (vi) management of liquid resources; (vii) equity dividends and (viii) financing activities.

     Under US GAAP cash flow represents increases or decreases in "cash and cash equivalents", which include short term highly liquid investments with remaining maturities of less than 90 days when acquired and exclude overdrafts. Cash flows are reported in only three categories: (i) operating activities; (ii) investing activities and (iii) financing activities. Accordingly, cash flows arising from taxation returns on investments and servicing of finance would be included as cash flows from operating activities under US GAAP. Cash flows arising from capital expenditure and financial investment are classified as cash flows from investing activities under US GAAP. Cash flows arising from management of liquid resources under UK GAAP are classified as either investing activities (where the deposit has a period to maturity in excess of three months) or as movements in cash and cash equivalents (where the deposit has less than three months to maturity) under US GAAP. The payment of dividends and debt issue costs would be included under financing activities. Movements in bank overdrafts are classified as a financing activity.

     Capitalised Interest

     Under UK GAAP interest costs may be, but are not required to be, capitalised on specific or general borrowings to finance the construction of individual qualifying assets. Under US GAAP interest on debt capital must be capitalised to the date the facilities are available and ready for use on assets constructed or otherwise produced for a company's own use if material. The amount to be capitalised is an allocation of the interest cost incurred during the period required to complete the asset. The interest rate for capitalisation purposes is based on the rates of the company's outstanding borrowings. If the company associates a specific new borrowing with the asset, it may apply the rate on that borrowing to the appropriate portion of the expenditures for the asset. A weighted average of the rates on other borrowings is to be applied to expenditures not covered by specific new borrowings.

     Where interest is capitalised for US GAAP purposes and not for UK GAAP purposes the resulting impact would be to decrease interest expense and increase total assets in the period of capitalisation and higher depreciation charges from the point at which depreciation of the related asset commences.

     Pensions

     Under UK GAAP, the cost of providing pension benefits under defined benefit pension schemes is expensed over the averaged expected service lives of eligible employees in accordance with the provisions of Statement of Standard Accounting Practice 24 (SSAP 24). SSAP 24 aims to produce an estimate of cost based on long-term actuarial assumptions. Variations from the regular pension cost arising from, for example, experience deficiencies or surpluses, are charged or credited to the profit and loss account over the expected average remaining service lives of current employees in the schemes. The effect of the introduction of Financial Reporting Standard ("FRS") 17 "Retirement Benefits" is discussed in Note 1.

     Eye Care Division of Biocompatibles International plc

     Notes to the Combined Financial Statements for the year ended 31 December 2001 (continued)


     Under US GAAP, the annual pension cost for such schemes comprises the estimated cost of benefits accruing in the period as determined in accordance with SFAS 87, which requires readjustment of the significant actuarial assumptions annually to reflect current market and economic conditions. U.S. GAAP requires that the projected benefit obligations be matched against the fair value of the schemes' assets and that adjustments be made to reflect any unrecognised obligations or assets in determining the pension cost or credit for the period. In addition, the amortisation procedure under U.S. GAAP applies a corridor approach for recognising gains and losses in the determination of periodic expense. The corridor approach shields actuarial gains and losses falling within a defined corridor from required amortisation. The corridor is defined as the greater of 10 per cent of the market-related asset value or 10 percent of the projected benefit obligation as of the beginning of the year.

     Goodwill

     Under UK GAAP and prior to the introduction of Financial Reporting Standard (FRS 10) "Goodwill and Intangible Assets", companies were allowed to write-off goodwill resulting from a purchase acquisition immediately against reserves, thus avoiding amortization of the goodwill. FRS 10 requires Goodwill to be recorded and amortized over the lesser of its estimated economic useful life or 20 years. Under the transition provisions of FRS 10 however, companies were not required to reinstate previously written-off goodwill. In 1993 the division wrote-off directly to reserves 'L'14,915k of goodwill associated with the acquisition of Hydron Investments Limited and its subsidiaries by Hydron Limited. None of this goodwill was reinstated upon the Division's adoption of FRS 10. Under US GAAP, goodwill resulting from a business purchase acquisition is required to be recorded on the acquiring company's balance sheet and amortized over the lesser of the goodwill's estimated useful economic life or 40 years. The impact of adjusting this difference would result in increasing total and net assets related to the goodwill element, coupled with increased amortization expense related to the respective goodwill element.

     Under UK GAAP, goodwill associated with a business purchase acquisition is recorded at the parent company consolidation level only and UK companies are not required to "push-down" goodwill to the related company stand-alone financial statements. Accordingly, goodwill of approximately 'L'26,992 associated with Biocompatibles plc's acquisition of Hydron Limited and its subsidiaries in 2000 has not been reflected in these combined financial statements. In addition, goodwill amortization expense associated with this goodwill has not been reflected in the Combined Financial statements.

     Under SEC reporting requirements, goodwill and related amortization associated with a parent company's acquisition of a company or group of companies is required to be reflected in the stand-alone financial statements of that company or group of companies. The impact of adjusting this difference would result in increasing total and net assets related to the goodwill element, coupled with increased amortization expense related to the respective goodwill element.


     Redeemable Preference Shares

     Under UK GAAP, preference shares are reported within shareholders' funds. Shareholders' funds are then further analysed between equity and non-equity interests. Under US GAAP, redeemable preference shares are not classified in equity but normally in a mezzanine category between shareholders' equity and liabilities.

On February 28, 2002, The Cooper Companies, Inc. ("Cooper" or "TCC"), completed its acquisition of the contact lens business of Biocompatibles International plc. ("Biocompatibles"), comprised of its wholly owned subsidiaries Hydron Limited ("Hydron"), Biocompatibles Eyecare Inc. ("BE Inc.") and Biocompatibles Canada Inc. ("BE Canada") and are herein collectively referred to as "BE Inc." Pursuant to an International Share Sale Agreement (the "Sale Agreement") dated 15 January 2002, among Biocompatibles, Cooper and Cooper's wholly owned subsidiary Aspect Vision Holdings Limited ("AVH"), Biocompatibles sold all of the outstanding shares of Hydron to AVH and all of the outstanding shares of BE Inc. and BE Canada to Cooper.

The aggregate consideration paid for the shares and to repay outstanding indebtedness of the acquired business was 'L'68 million (about $97 million) plus transaction costs. The purchase price was determined through arm's length negotiations. Cooper paid 'L'24 million of such amount in cash at closing, which funds were obtained from its existing line of credit, and it and AVH issued promissory notes in an aggregate principal amount of 'L'44 million to Biocompatibles, maturing on 15 November 2002 and bearing interest at 5% per annum. The notes are secured by the shares of BE Inc, the production facility of BE Inc. in Norfolk, Virginia, and BE Inc.'s inventory and receivables. The AVH note is also secured by the shares of Hydron. The notes may be prepaid at the option of Cooper and AVH without penalty at any time. Cooper is currently negotiating an expanded bank credit facility, which it expects to complete in early May, part of the proceeds of which will be used to repay the notes. An Arrangement and Administration Agreement dated 28 February 2002 among Biocompatibles, Cooper and AVH (the "Administration Agreement") provides for certain payments to Biocompatibles by Cooper if payment of the principal amount of the notes, together with accrued interest, is not made by May 15, 2002, until such time as such payment is made.

The following unaudited pro forma consolidated condensed financial statements have been prepared to illustrate the effect of the acquisition of BE Inc., and include unaudited pro forma consolidated condensed statements of income for the year ended October 31, 2001 and three months ended January 31, 2002, and an unaudited pro forma consolidated condensed balance sheet as of January 31, 2002. The unaudited pro forma financial statements are based on the historical consolidated financial statements of the Company, prepared in accordance with accounting principles generally accepted in the United States of America, as well as the historical combined financial statements of BE Inc. as of and for the year ended December 31, 2001, prepared in accordance with accounting principles generally accepted in the United Kingdom. The unaudited pro forma consolidated condensed financial statements reflect a preliminary allocation of the purchase price. Management is in the process of obtaining valuations of the individual assets acquired. Accordingly, the actual purchase price allocation may differ significantly from the preliminary allocation used herein.

The unaudited pro forma consolidated condensed balance sheet as of January 31, 2002 assumes that the acquisition was consummated on January 31, 2002, and the unaudited pro forma consolidated condensed statements of income for the year ended October 31, 2001 and the three months ended January 31, 2002 each assume that the acquisition was consummated as of November 1, 2000.

The pro forma consolidated condensed financial information is presented for illustrative purposes only and does not purport to present the actual financial position or results of operations of the Company had the acquisition of BE Inc. actually occurred on the dates specified, nor is it necessarily indicative of the results of operations that may be achieved in the future.

The following unaudited pro forma consolidated condensed statements of income for the year ended October 31, 2001 and the three months ended January 31, 2002 have been prepared to reflect the acquisition of BE Inc. as if it had occurred on November 1, 2000. The acquisition has been accounted for under the purchase method of accounting.

The unaudited pro forma consolidated condensed statements of income do not purport to be indicative of the results that actually would have occurred if the acquisition had occurred on the date indicated or indicative of results, which may be obtained in the future. The unaudited pro forma consolidated condensed statements of income should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Eye Care Division of Biocompatibles International plc and the Company. The unaudited pro forma consolidated condensed financial statements reflect a preliminary allocation of the purchase price. Management is in the process of obtaining valuations of the individual assets acquired. Accordingly, the actual purchase price allocation may differ significantly from the preliminary allocation used herein.

The historical consolidated condensed statement of income information presented has been translated from amounts denominated in British pounds sterling to U.S. dollars, using an average exchange rate for the year ended December 31, 2001 of
1.442. In addition, certain reclassification adjustments have been made from the presentation in the audited financial statements to conform to TCC's presentation under accounting standards generally accepted in the United States of America.

The following is a summary of adjustments reflected in the unaudited pro forma consolidated condensed statements of income:

     (a) Represents an elimination of royalty income/expense for royalties paid to TCC from BE Inc. The offset is included in cost of products sold

     (b) Adjustment to reflect the change in depreciation expense resulting from the write down of property, plant and equipment used in the manufacturing process, depreciated on a straight-line basis over an average useful life of 8 years.

     (c) Adjustment to reflect the annual amortization amount for the excess of the purchase price over the fair value of the net assets acquired (Goodwill) amortized over a 40-year life. We adopted Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" ("SFAS 142") in the first quarter of fiscal 2002. In accordance with the requirements of SFAS 142, goodwill was not amortized in the quarter ended January 31, 2002. Initial allocations are subject to change.

     (d) Adjustment to reflect increase in interest expense at an average of the LIBOR rate for the year plus 200 basis points, on 'L'74 million ('L'68 million for the purchase price and 'L'6 million for acquisition costs) or about
                   $107 million. A change of 1/8 percent in the interest rate would result in a change in interest expense and net income of $140,000 and $91,000, before and after tax, respectively.

     (e) Adjustment for the tax related additional interest deduction in the U.S. tax rate of 35%, and there is no tax benefit on the intangible amortization deduction.

                           THE COOPER COMPANIES, INC.
         Unaudited Pro Forma Consolidated Condensed Statement of Income
                    (In thousands, except per share figures)

                                                                                     Year Ended October 31, 2001
                                                                        -----------------------------------------------------
                                                                              Historical            Pro forma
                                                                             -----------
                                                                          TCC          BE Inc.     Adjustments      Pro forma
                                                                          ---          -------     -----------      ---------
 Net sales of products                                                  $234,572       $71,894       $(1,272)(a)     $305,194
 Cost of products sold                                                    81,204        39,049        (2,700)(a)(b)   117,553
                                                                        --------       -------       -------         --------
 Gross profit                                                            153,368        32,845         1,428          187,641
 Selling, general and administrative expense                              89,770        31,127             -          120,897
 Research and development expense                                          3,658         2,144             -            5,802
 Amortization of intangibles                                               5,182             -         1,755 (c)        6,937
                                                                        --------       -------       -------         --------
 Income from operations                                                   54,758          (426)         (327)          54,005
                                                                        --------       -------       -------         --------
 Interest expense                                                          3,738         2,087         7,190 (d)       13,015
 Other income, net                                                         1,108           634             -            1,742
                                                                        --------       -------       -------         --------
 Income (loss) from continuing operations before income taxes             52,128        (1,879)       (7,517)          42,732
 (Benefit of) provision for income taxes                                  14,992                      (2,301)(e)       13,207
                                                                        --------       -------       -------         -------
 Income (loss) from continuing operations                               $ 37,136       $(2,395)      $(5,216)        $ 29,525
                                                                        ========       =======       =======         ========
 Earnings per share:
   Basic                                                                $   2.50                                     $   1.99
                                                                        ========                                     ========
    Diluted                                                             $   2.44                                     $   1.94
                                                                        ========                                     ========
 Number of shares used to compute
      Earnings per share
Basic                                                                     14,837                                       14,837
                                                                        ========                                     ========
Diluted                                                                   15,246                                       15,246
                                                                        ========                                     ========



                           THE COOPER COMPANIES, INC.
         Unaudited Pro Forma Consolidated Condensed Statement of Income
                    (In thousands, except per share figures)

                                                                                  Three Months Ended January 31, 2002
                                                                        -----------------------------------------------------
                                                                               Historical          Pro forma
                                                                        ----------------------
                                                                          TCC          BE Inc.     Adjustments     Pro forma
                                                                          ---          -------     -----------     ---------
 Net sales of products                                                  $58,112        $18,959        $ (318)(a)     $76,753
 Cost of products sold                                                   20,625          9,102          (674)(a)(b)   29,053
                                                                        -------        -------        ------         -------
 Gross profit                                                            37,487          9,857           356          47,700
 Selling, general and administrative expense                             23,215          7,204             -          30,419
 Research and development expense                                           857            520             -           1,377
 Amortization of intangibles                                                308                             (c)
                                                                        -------        -------        ------         -------
 Income from operations                                                 13,107           2,133             -          15,596
                                                                        -------        -------        ------         -------
 Interest expense                                                           893            520         1,097 (d)       2,510
  Other income, net                                                       1,036            158             -           1,194
                                                                        -------        -------        ------         -------
 Income (loss) from continuing operations before income taxes            13,250          1,771          (741)         14,280
 (Benefit of) provision for income taxes                                  3,845            129          (331)(e)       3,643
                                                                        -------        -------        ------         -------
 Income (loss) from continuing operations                               $ 9,405        $ 1,642        $ (410)        $10,637
                                                                        =======        =======        ======         =======
 Earnings per share:
    Basic                                                               $  0.62                                      $  0.70
                                                                        =======                                      =======
    Diluted                                                             $  0.61                                      $  0.68
                                                                        =======                                      =======
 Number of shares used to compute
      Earnings per share
Basic                                                                    15,220                                       15,220
                                                                        ========                                     =======
Diluted                                                                  15,538                                       15,538
                                                                        ========                                     =======

The following unaudited pro forma consolidated condensed balance sheet has been prepared to reflect the acquisition of BE Inc. as if it occurred on January 31, 2002. The acquisition has been accounted for under the purchase method of accounting.

The historical consolidated condensed balance sheet as of January 31, 2002 has been translated from amounts denominated in British pounds sterling to U.S. dollars using an exchange rate of 1.4109, which is the spot exchange rate on January 31, 2002. In addition, certain reclassification adjustments have been made from the historical presentation UK GAAP presentation to conform to TCC's presentation under accounting standards generally accepted in the United States of America.

The following is a summary of the pro forma adjustments reflected in the unaudited pro forma consolidated condensed balance sheet
     (a) Represents the estimated purchase price adjustment to meet required net asset values per the contract.
     (b) Represents estimated write down of plant, property and equipment, based on Management's preliminary assessment of value.
     (c) To reflect the excess of acquisition cost over the fair value of net assets acquired (goodwill).

                    Purchase Price                                        95,941
                    Allocated to:
                    Historical book value                    (5,427)
                    Intercompany account (see (e))           39,629
                    Repayment of debt (see (d))              10,341
                    Write down property plant &
                       equipment (see (b))                  (11,179)
                    Purchase price adjustment (see (a))       6,604
                    Acquisition costs (see (d))             (12,698)
                                                            -------
                             Total allocation                             27,270
                                                                          ------
                  Goodwill                                                68,671

     (d) Represents repayment of Biocompatible International plc debt with cash from purchase price, per instructions. Total paid $10.3 million ('L'7.3 million) with $8.5 million short-term debt and $1.8 million long-term debt

     (e) Represents accrued acquisition costs including estimated costs of integrating the BE Inc. operations into CooperVision, which consist mainly of employee severance and plant shutdown costs.

     (f) Represents BE Inc. intercompany payable to Biocompatibles International plc included in the historical book value that were repaid with cash from the purchase price, per instruction from Biocompatibles International plc

     (g) Represents the funding for the acquisition from our revolving credit agreement, also includes the 'L'44 million note, which will be repaid using our revolving credit agreement.

     (h) Represents the elimination of the purchased equity of BE Inc.

                           THE COOPER COMPANIES, INC.
            Unaudited Pro Forma Consolidated Condensed Balance Sheet
                                 (In thousands)


                                                                                     January 31, 2002
                                                                     ---------------------------------------------------------
                                                                         Historical            Pro forma
                                                                     --------------------
                                                                       TCC       BE Inc.      Adjustments      Pro forma
                                                                       ---       -------      -----------     ----------
                            ASSETS
 Current assets:
 Cash and cash equivalents                                            $ 4,867    $  8,271      $      -         $ 13,138
 Trade receivable, net                                                 56,016      16,002             -           72,018
 Marketable securities                                                  5,006           -             -            5,006
 Inventories                                                           54,176      14,040             -           68,216
 Deferred tax assets                                                   17,689           -             -           17,689
 Other current assets                                                  11,227       2,154         6,604 (a)       19,985
                                                                     --------    --------      --------         --------
      Total current assets                                            148,981      40,467         6,604          196,052
                                                                     --------    --------      --------         --------
 Property, plant and equipment at cost                                 90,239      38,609       (11,179)(b)      117,669
 Less accumulated depreciation and amortization                        25,720      18,965             -           44,685
                                                                     --------    --------      --------         --------
                                                                       64,519      19,644       (11,179)          72,984
                                                                     --------    --------      --------         --------
 Goodwill, net                                                        130,112           -        68,671 (c)      198,783
 Other intangibles, net                                                13,690           -                         13,690
 Deferred tax assets                                                   28,830           -                         28,830
 Other assets                                                           3,808           -             -            3,808
                                                                     --------    --------      --------         --------
                                                                     $389,940    $ 60,111      $ 64,096         $514,147
                                                                     ========    ========      ========         ========
              LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities:
 Short-term debt                                                     $ 27,103    $  8,560      $ (8,465)(d)     $ 27,198
 Accounts payable                                                      10,537       3,304             -           13,841
 Accrued acquisition costs                                             16,605           -        12,698 (e)       29,303
 Other current liabilities                                             25,058       6,352             -           31,410
 Accrued income taxes                                                   8,162           -             -            8,162
 Intercompany account                                                       -      39,629       (39,629)(f)            -
                                                                     --------    --------      --------         --------
 Total current liabilities                                             87,465      57,845       (35,396)         109,914
                                                                     --------    --------      --------         --------
 Long-term debt                                                        36,813       7,397        94,065 (g)(d)   138,275
 Other noncurrent liabilities                                           2,978         296             -            3,274
                                                                     --------    --------      --------         --------
      Total liabilities                                               127,256      65,538        58,669          251,463
                                                                     --------    --------      --------         --------
 Stockholders' equity
 Common stock                                                           1,589       1,095        (1,095)(h)        1,589
 Additional paid-in capital                                           278,835      71,590       (71,590)(h)      278,835
 Other comprehensive income                                            (5,915)          -             -           (5,915)
 Accumulated deficit                                                   (1,468)    (78,112)       78,112 (h)       (1,468)
 Other                                                                   (156)          -             -             (156)
 Treasury stock                                                       (10,201)          -             -          (10,201)
                                                                     --------    --------      --------         --------
 Stockholders' equity                                                 262,684      (5,427)        5,427          262,684
                                                                     --------    --------      --------         --------
                                                                     $389,940    $ 60,111      $ 64,096         $ 514,147
                                                                     ========    ========      ========         ========



                            STATEMENT OF DIFFERENCES

    The British pound sterling sign shall be expressed as.................'L'